UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On December 7, 2015, the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) appointed Irene Chang Britt to the Board of Directors.  Ms. Chang Britt has not been appointed to serve on any committees of the Company’s Board of Directors at this time.  Ms. Chang Britt will receive the customary compensation paid to the Company’s non-employee directors.  With the addition of Ms. Chang Britt, the Company’s Board comprises nine directors, seven of whom are independent.

Ms. Chang Britt joined Campbell Soup Company in 2005 and held a number of roles including President, Pepperidge Farm, Inc. and Senior Vice President and Chief Strategy Officer with responsibility for global strategy development, global marketing services and global consumer insights.  Prior to Campbell, she held leadership roles with Kraft Foods and Kimberly-Clark.  Ms. Chang Britt currently serves on the Board of Dunkin Brands Group, Inc. and formerly served on the Board of Sunoco, Inc.

A copy of the press release issued on December 10, 2015 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are included in this Form 8-K:

Exhibit
Number	Description

99.1	Press Release of the Company dated December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2015

THE MEN’S WEARHOUSE, INC.

	By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated December 10, 2015.